1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                       PALOMAR MEDICAL TECHNOLOGIES, INC.





                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                             1996 STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.                 Purpose of the Plan                                 1

ARTICLE II.                Definitions                                         1

ARTICLE III.               Administration of the Plan                          2

ARTICLE IV.                Eligibility                                         4

ARTICLE V.                 Stock Option Awards                                 4

ARTICLE VI.                Exercise of Option                                  6

ARTICLE VII.               Reporting Person Limitations                        8

ARTICLE VIII.              Terms and Conditions of Options                     8

ARTICLE IX.                Benefit Plans                                       9

ARTICLE X.                 Amendment, Suspension or Termination
                           of the Plan                                         9

ARTICLE XI.                Changes in Capital Structure                       10

ARTICLE XII.               Effective Date and Term of the Plan                11

ARTICLE XIII.              Conversion of ISOs into Non-Qualified
                           Options; Termination of ISOs                       11

ARTICLE XIV.               Application of Funds                               12

ARTICLE XV.                Governmental Regulation                            12

ARTICLE XVI.               Withholding of Additional Income Taxes             12

ARTICLE XVII.              Notice to Company of Disqualifying
                           Disposition                                        12

ARTICLE XVIII.             Governing Law; Construction                        13








                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                             1996 STOCK OPTION PLAN

                                    ARTICLE I

                               Purpose of the Plan

         The purpose of this Plan is to encourage and enable employees, consultants, directors and others who are in a position to make significant contributions to the success of PALOMAR MEDICAL TECHNOLOGIES, INC. and of its affiliated corporations upon whose judgment, initiative, and efforts the Corporation depends for the successful conduct of its business, to acquire a closer identification of their interests with those of the Corporation by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder, thereby stimulating their efforts on behalf of the Corporation and strengthening their desire to remain involved with the Corporation.


                                   ARTICLE II

                                   Definitions

2.1 "Affiliated Corporation" means any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

2.2 "Award" means an Option granted under Article V.

2.3 "Board" means the Board of Directors of the Corporation.

2.4 "Code" means the internal Revenue Code of 1986, as amended from time to time.

2.5 "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor provision. In the event that two "disinterested persons" are not available to administer the Plan, the Board may appoint to the Committee two members of the Board, either or both of whom are not "disinterested persons," in which event this Plan shall not qualify under Rule 16b-3, but this Plan shall be valid and operative in all other respects.

2.6  "Corporation"  means  PALOMAR  MEDICAL   TECHNOLOGIES,   INC.,  a  Delaware
corporation, or its successor.

2.7 "Employee" means any person who is a regular full-time or part-time employee of the Corporation or an Affiliated Corporation on or after May 17, 1996.

2.8 "Option" means an Incentive Stock Option or Non- Qualified Option granted by the Committee under Article V of this Plan in the form of a right to purchase Stock evidenced by an instrument containing such provisions as the Committee may establish.

2.9 "Participant" means a person selected by the Committee to receive an award under the Plan.

2.10 "Plan" means this 1995 Stock Option Plan.

2.11 "Incentive Stock Option" ("ISO") means an option which qualifies as an incentive stock option as defined in Section 422 of the Code, as amended.

2.12 "Non-Qualified Option" means any option not intended to qualify as an Incentive Stock Option.

2.13 "Stock" means the Common Stock, $.01 par value, of the Corporation or any successor, including any adjustments in the event of changes in capital structure of the type described in Article XI.

2.14 "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934, as amended, or any successor provision.

2.15 "Restricted Period" means the period of time selected by the Committee during which an Award may be forfeited by the person.


                                   ARTICLE III

                           Administration of the Plan

3.1 Administration by the Committee. This Plan shall be administered by the Committee as defined herein. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted under it.

3.2 Powers. The Committee shall have full and final authority to operate, manage, and administer the Plan on behalf of the Corporation. This authority includes, but is not limited to:

(a) The power to grant Awards conditionally or unconditionally,

(b) The power to prescribe the form or forms of the instruments evidencing Awards granted under this Plan,

(c) The power to interpret the Plan,

(d) The power to provide regulations for the operation of the incentive features
of  the  Plan,   and  otherwise  to  prescribe  and  rescind   regulations   for
interpretation, management and administration of the Plan,

(e) The power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Committee may establish,

(f) The power to delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purpose, and

(g) The power to engage the services of persons, companies, or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms, and consultants.

3.3 Additional Powers. In addition, as to each Option to buy Stock of the Corporation, the Committee shall have full and final authority in its discretion: (a) to determine the number of shares of Stock subject to each Option; (b) to determine the time or times at which Options will be granted, (c) to determine the option price of the shares of Stock subject to each Option, which price shall be not less than the minimum price specified in Article V of this Plan; (d) to determine the time or times when each Option shall become exercisable and the duration of the exercise period (including the acceleration of any exercise period), which shall not exceed the maximum period specified in
Article V; and (e) to determine whether each Option granted shall be an Incentive Stock Option or a Non-Qualified Option.

                  In no event may the Corporation grant an Employee any Incentive Stock Option that is first exercisable during any one calendar year to the extent the aggregate fair market value of the Stock (determined at the time the options are granted) exceeds $100,000 (under all stock options plans of the Corporation and any Affiliated Corporation); provided, however, that this paragraph shall have no force and effect if its inclusion in the Plan is not necessary for Incentive Stock Options issued under the Plan to qualify as such pursuant to Section 422(d)(1) of the Code.


                                   ARTICLE IV

                                   Eligibility

4.1 Eligible Employees. All Employees (including Directors and Officers who are Employees and who have not irrevocably elected to be ineligible to participate in the Plan) are eligible to be granted Incentive Stock Option and Non-Qualified Option Awards under this Plan.

4.2 Consultants, Directors and other Non-Employees. Any Consultant, Director (whether or not an Employee) and any other Non-Employee is eligible to be granted Non-Qualified Option Awards under the Plan provided the person has not irrevocably elected to be ineligible to participate in the Plan, and provided further that upon appointment to the Committee at the first Board of Directors meeting following the Annual Meeting of the Shareholders, each non-employee director appointed to the Committee shall be deemed to be ineligible to participate under the Plan during his or her period of service on the Committee.

4.3 Relevant Factors. In selecting individual Employees, Consultants, Directors, and other Non-Employees to whom Awards shall be granted, the Committee shall weigh such factors as are relevant to accomplish the purpose of the Plan as stated in Article 1. An individual who has been granted an Award may be granted one or more additional Awards, if the Committee so determines. The granting of an Award to any individual shall neither entitle that individual to, nor disqualify him from, participation in any other grant of Awards.


                                    ARTICLE V

                               Stock Option Awards


5.1 Number of Shares. Subject to the provisions of Article XI of this Plan, the aggregate number of shares of Stock for which Options may be granted under this Plan shall not exceed 2,500,000 shares. The shares to be delivered upon exercise of Options under this Plan shall be made available, at the discretion of the Committee, either from authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Corporation as treasury shares, including shares purchased in the open market.

                  Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee.

5.2 Effect of Expiration, Termination or Surrender. If an Option under this Plan shall expire or terminate unexercised as to any shares covered thereby, or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Options under the Plan, such shares shall thereafter be available for the granting of other Options under this Plan,

5.3 Term of Options. The full term of each Option granted hereunder shall be for such period as the Committee shall determine. In the case of incentive Stock Options granted hereunder, the term shall not exceed ten (10) years from the date of granting thereof. Each Option shall be subject to earlier termination as provided in Sections 6.4 and 6.5. Notwithstanding the foregoing, the term of options intended to qualify as "Incentive Stock Options" shall not exceed five
(5) years from the date of granting thereof if such option is granted to any employee who at the time such option is granted owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

5.4 Option Price. The option price shall be determined by the Committee at the time any Option is granted. In the case of Incentive Stock Options, the exercise price shall not be less than 100% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted (but in no event less than par value), provided that in the case where an Incentive Stock Option is granted hereunder to any Employee who at the time of grant owns Stock possessing more than 10% of the combined voting power of all classes of stock of the Corporation and its Corporations, the Incentive Stock Option price shall equal not less than 110% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted. In the case of Non-Qualified Stock Options, the exercise price shall not be less than par value.

5.5 Fair Market Value. If, at the time an Option is granted under the Plan, the Corporation's Stock is publicly traded, "fair market shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Stock on the principal national securities exchange on which the Stock is traded, if the Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Stock on the NASDAQ National Market List, if the Stock is not then traded on a national securities exchange;

or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on the NASDAQ National Market List. However, if the Stock is not publicly traded at the time in Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Stock as determined by the Committee under Section 3.3.

5.6 Non-Transferability of Options. Except as provided below, no Option granted under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such Option may be exercised during the grantee's lifetime only by the grantee. Notwithstanding the above, in the event the federal securities laws and the relevant tax laws change so as to permit the transferability of the options provided by this Plan then to such extent permitted by law, such options may be transferred in accordance with this Plan.

5.7 Foreign Nationals. Awards may be granted to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the plan as the Committee considers necessary or advisable to achieve the purpose of the Plan or comply with applicable laws.


                                   ARTICLE VI

                               Exercise of Option

6.1 Exercise. Each Option granted under the Plan shall be exercisable on such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such Option. The Committee shall have the right to accelerate the date of exercise of any option, provided that the Committee shall not accelerate the exercise date of any Incentive Stock Option granted if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code.

6.2 Notice of Exercise and Payment. A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price, in cash, Corporation Stock, owned by him or her for at least six months, or by such other means as is authorized by the Board of Directors, for the shares he or she has elected to purchase.

6.3 Delivery of Stock. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Corporation. Such payment may be made in whole of in part in cash or, to the extent permitted by the Committee at or after the grant of an Option, by delivery of a note or shares of the Stock owned by the optionee, including Restricted Stock, valued at their fair market value on the date of delivery, or such other lawful consideration as the Committee may determine. Until such person has been issued a certificate or certificates for the shares so purchased, he or she shall possess no rights of a record holder with respect to any of such shares.

6.4 Option Unaffected by Change In Duties. No Incentive Stock Option, and, unless otherwise determined by the Committee, no Non-Qualified Option granted to a person who is, on the date of the grant, an Employee of the Corporation or an Affiliated Corporation, shall be affected by any change of duties or position of the optionee (including transfer to or from an Affiliated Corporation), so long as he or she continues to be an Employee. Employment shall be considered as continuing and uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Affiliated Corporation to continue the employment of the optionee after the approved period of absence.

                  If the optionee shall cease to be an Employee for any reason other than death, such Option shall thereafter be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that (i) the Committee may in its absolute discretion, upon any cessation of employment, determine (but be no under no obligation to determine) that such accrued purchase rights shall be deemed to include additional shares covered by such Option, and (ii) unless the Committee shall otherwise provide in the instrument evidencing any Option, upon any such cessation of employment, such remaining rights to purchase shall in any event terminate upon the earlier of (A) the expiration of the original term of the Option; or (B) where such cessation of employment is on account of disability, the expiration of one year from the date of such cessation of employment and, otherwise, the expiration of three months from such date. For purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

6.5 Death of Optionee. Should an optionee die while in possession of the legal right to exercise an Option or Options under this Plan, such persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any Options theretofore granted, may, unless otherwise provided by the Committee in any instrument evidencing any Option, exercise such Options at any time prior to one year from the date of death; provided, that such Option or Options shall expire in all events no later than the last day of the original term of such Option; provided, further, that any such exercise shall be limited to the purchase rights that have accrued as of the date when the optionee ceased to be an Employee, whether by death or otherwise, unless the Committee provides in the instrument evidencing such Option that, in the discretion of the Committee, additional shares covered by such Option may become subject to purchase immediately upon the death of the optionee.

6.6 Reload Option Grants. The Committee, in its discretion, may also grant stock options with "reload provisions" that permit the option holder to exercise his or her stock options and receive new stock option grants for the equivalent amount of stock underlying the option exercise at the fair market value on the date of such exercise. The reload options shall have the same expiration date as the options they replace.


                                   ARTICLE VII

                          Reporting Person Limitations

                  Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and any successor provision, (i) any Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six (6) months after grant of an option acquire such Stock or other equity security, except in case of death or disability and
(ii) any Option, or other similar right related to an equity security, issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution or in accordance with section 5.6 hereof, shall not be exercisable for at least six (6) months except in the case of death or disability, provided in the provisions of section 5.6 hereof, shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.


                                  ARTICLE VIII

                         Terms and Conditions of Options

                  Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Articles V and VI hereof and may contain such other provisions as the Committee deems advisable that are not inconsistent with the Plan, including restrictions applicable to shares of Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to Incentive Stock Options, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.


                                   ARTICLE IX

                                  Benefit Plans

                  Awards under the Plan are discretionary and are not a part of regular salary. Awards may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation, or an Affiliated Corporation, except as the Committee may from time to time expressly provide. Neither the Plan, an Option or any instrument evidencing an Option confers upon any Employee the right to continued employment with the Corporation or an Affiliated Corporation.


                                    ARTICLE X

                Amendment, Suspension or Termination of the Plan

                  The Board may suspend the Plan or any part thereof at any time or may terminate the Plan in its entirety. Awards shall not be granted after Plan termination.

                  The Board may also amend the Plan from time to time, except that amendments which affect the following subjects must be approved by stockholders of the Corporation, unless and to such extent, that applicable federal or state law or regulation permit amendment thereto:

                  (a) Except as provided in Article XI relative to capital changes, and except as permitted by law or regulation where such change is not deemed material, the number of shares as to which Options may be granted pursuant to Article V;

                  (b)      The maximum term of Options granted;

                  (c)      The minimum price at which Options may be granted;

                  (d)      The term of the Plan; and

                  (e)      The requirements as to eligibility for
participation in the Plan.

                  Awards granted prior to suspension or termination of the Plan may not be cancelled solely because of such suspension or termination, except with the consent of the grantee of the Award.


                                   ARTICLE XI

                          Changes in Capital Structure

                  The instruments evidencing Options granted hereunder shall be subject to adjustment in the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of an Award to the same extent as would affect an actual share of stock issued and outstanding on the effective date of such change. Such adjustment to outstanding Options shall be made without change in the total price applicable to the unexercised portion of such options, and a corresponding adjustment in the applicable option price per share shall be made. In the event of any such change, the aggregate number and classes of shares for which Options may thereafter be granted under Section
5.1 of this Plan may be appropriately adjusted as determined by the Committee so as to reflect such change. Notwithstanding the foregoing, any adjustments made pursuant to this Article XI with respect to Incentive Stock Options shall be made only after the Committee, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

                  In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                  Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

                  No fractional shares shall be issued under the Plan and the optionee shall receive from the Corporation cash in lieu of such fractional shares,


                                   ARTICLE XII

                       Effective Date and Term of the Plan

                  The Plan shall become effective upon its adoption the Board, provided that the stockholders of the Corporation shall have approved this Plan within twelve months following the adoption of this Plan by the Board. The Plan shall continue until such time as it may be terminated by action of the Board; provided, however, that no Options may be granted under this Plan on or after the tenth anniversary of the effective date hereof.


                                  ARTICLE XIII
                 Conversion of ISO's into Non-Qualified Options;
                              Termination of ISO's

                  The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options, that have not been exercised on the date of conversion, into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Corporation or an Affiliated Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non- Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

                                   ARTICLE XIV

                              Application of Funds

                  The proceeds received by the Corporation from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.


                                   ARTICLE XV

                             Governmental Regulation

                  The Corporation's obligation to sell and deliver shares of Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.


                                   ARTICLE XVI

                     Withholding of Additional Income Taxes

                  Upon the exercise of a Non-Qualified Option or the making of a Disqualifying Disposition as defined in Article XVII the Corporation, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition the exercise of an Option on the payment of such additional withholding taxes.


                                  ARTICLE XVII

                 Notice to Company of Disqualifying Disposition

                  Each  employee  who  receives an  Incentive  Stock Option must agree to notify the Corporation in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the employee was granted the Incentive Stock Option or (b) one year after the date the employee acquired Stock by exercising the Incentive Stock Option. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.




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                                  ARTICLE XVIII

                           Governing Law; Construction

                  The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.




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